UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

TRAQER CORP.
 (Name of Registrant As Specified In Its Charter)

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Traqer Corp.
No.7, Xiang’an Road, Dongsheng County
Zhongshan, Guangdong Province, China 528400

NOTICE OF ACTIONS TAKEN BY
 WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:
The enclosed information statement (the “Information Statement”) is provided on or about October 12, 2017 to the stockholders of record on September 19, 2017 (the “Record Date”) of Traqer Corp., a Nevada corporation (the “Company,” “we,” “our,” “us,” or words of similar import) to advise the stockholders that our Board of Directors and stockholders holding a majority of our outstanding voting capital stock (the “Majority Stockholders”) have authorized and approved an amendment to and restatement of our Articles of Incorporation.
The Company proposed (i) an amendment to our Articles of Incorporation that would increase the number of authorized shares of the Company’s common stock from 200,000,000 to 2,000,000,000 and (ii) a restatement of our Articles of Incorporation that would make no material changes to our existing Articles of Incorporation, other than incorporating the proposed amendment described in (i) (collectively, the “Amendment and Restatement”). On September 19, 2017, the sole member of the Board of Directors of the Company approved the Amendment and Restatement by written consent, subject to stockholder approval. The Majority Stockholders approved the Amendment and Restatement by written consent in lieu of a meeting on September 19, 2017, in accordance with Section 78.320 of the Nevada Revised Statues. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment and Restatement. We are not asking you for a Proxy and you are requested not to send us a Proxy.
No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) calendar days after the date that the Definitive Information Statement is mailed to our stockholders of record on the Record Date. The Information Statement will be mailed to you on or about October 12, 2017.
Please feel free to call us at +86 760 2282 6604 should you have any questions on the enclosed Information Statement.
For the Board of Directors of
TRAQER CORP.

By: /s/ JIANG Limei__________
Name: JIANG Limei
Title: President, Chief Executive Officer, Principal Financial Officer and Treasurer

Traqer Corp.
No.7, Xiang’an Road, Dongsheng County
Zhongshan, Guangdong Province, China 528400

INFORMATION STATEMENT
Regarding actions taken by written consent of a majority of stockholders in lieu of a special meeting

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of Traqer Corp. (the “Company,” “we,” “our,” “us,” or words of similar import) in connection with the written consent in lieu of a special meeting (the “Written Consent”) by holders of a majority of our issued and outstanding voting securities (the “Majority Stockholders”) to approve:

(i)	an amendment to the Company’s current Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 2,000,000,000; and
(ii)	a restatement of our current Articles of Incorporation, which makes no material changes to our current Articles of Incorporation, other than incorporating the amendment described in (i) above.

These actions were approved by our board of directors on September 19, 2017, and on September 19, 2017, the Majority Stockholders of our issued and outstanding common stock, being our only class of voting securities, executed the Written Consent in accordance with Section 78.320 of the Nevada Revised Statutes. The consenting Majority Stockholders and their respective ownership percentage of the issued and outstanding voting stock of the Company, which total in the aggregate 52.59% of the issued and outstanding voting stock, are as follows: JIANG Limei (34.71%), CHEN Liming (4.51%), LAI Zhiming (4.51%), ZHONG Ruiming (4.51%), and FU Xiaobin (4.34%), respectively.

This Information Statement is being delivered to inform our stockholders of record on September 19, 2017 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The corporate actions taken by the Written Consent will become effective as soon as possible, but not sooner than 20 days after the date that this Information Statement is first mailed to our stockholders. This Information Statement is first mailed to you on or about October 12, 2017. The corporate actions taken by the Written Consent will become effective on or about November 2, 2017. The entire cost of furnishing this Information Statement will be borne by us.

DISSENTERS’ RIGHTS

Under Nevada law, the Company’s stockholders are not entitled to appraisal or dissenters’ rights with respect to the amendment to and restatement of our Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to and restatement of our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business of September 19, 2017, the Record Date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to and restatement of our Articles of Incorporation, was 5,761,500 shares. As of the Record Date, the Majority Stockholders had 3,030,000 votes, or 52.59% of the votes.

Security Ownership of Principal Holders and Management
The following table sets forth certain information as of September 19, 2017 regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our voting stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The address for all officers and directors listed below is No.7, Xiang’an Road, Dongsheng County, Zhongshan, Guangdong Province, China 528400, which is the principal executive office address of the Company. The information presented is based upon 5,761,500 outstanding shares of our common stock as of September 19, 2017. For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following September 19, 2017, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Ownership of Officers and Directors and Principal Stockholders

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)(2)

5% Stockholders:
JIANG Limei	2,000,000	34.71
Named Executive Officers, Directors and Nominees:
JIANG Limei, President, CEO, PFO, Treasurer and Chairman	2,000,000	34.71
All executive officers and directors as a group (1 person)	2,000,000	34.71

(1)
The stockholder named in the above table possesses sole voting and investment power over the shares listed. The address of each person listed on the table is c/o No.7, Xiang’an Road, Dongsheng County, Zhongshan, Guangdong Province, China 528400.

(2)
Based on 5,761,500 shares of common stock issued and outstanding as of September 19, 2017. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. No options or warrants are outstanding.

Changes in Control

On July 31, 2017, as a result of two private transactions, the control block of voting securities of the Company, represented by 5,000,000 shares of our common stock (the “Transferred Shares”), was transferred from Bess Audrey Lipschutz, then CEO and director of the Company, and Shlomit Chaya Frommer, then CFO and director of the Company, to JIANG Limei, AO Xiaomi, JIANG Lixin, CHEN Haopeng, CHEN Zhongsheng, ZHONG Ruiming, LAI Zhiming, CHEN Liming, FU Xiaobin, ZHENG Zhenyuan, LI Hongling, MAI Zhangying, ZENG Huaxiu, MAI Lichan, CHEN Lin, LIU Zhenping and JIANG Shimin (collectively, the “Buyers”), and a change of control of the Company occurred. The consideration paid for the Transferred Shares, which represented 86.78% of the issued and outstanding voting securities of the Company at the time of the transfer on a fully-diluted basis, was $340,506.25 in cash. The source of the cash consideration for the Transferred Shares was personal funds of the Buyers. In connection with these transactions, Bess Audrey Lipschutz and Shlomit Chaya Frommer released the Company from all then existing liabilities and notes payable to a related party, including the $149,137 and $121,550, respectively, reported in the financial statements to the Company’s quarterly report on Form 10-Q for the period ending May 31, 2017. All of the Transferred Shares are “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended. As of September 19, 2017, the Buyers as a group together beneficially owned 5,000,000 shares of common stock of the Company which represented 86.78% of the total issued and outstanding voting securities of the Company. Upon the change of control of the Company, all of the then current directors and officers of the Company resigned from all officer and director positions that they held with the Company, and Mr. JIANG Limei assumed the role as Chairman of the Board of Directors and President, Chief Executive Officer, Principal Financial Officer, and Treasurer of the Company. See our Schedule 14F-1 and Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2017 for additional information.

There are no arrangements or understandings by and among members of either the former or new control persons and their associates with respect to election of directors or other matters of the Company except for Mr. JIANG Limei’s appointment to be the sole director of the Company, effective on August 14, 2017. See our Current Report on Form 8-K filed with the SEC on August 4, 2017 for additional information.

There are no present contractual arrangements or pledges of our securities that may result in a change in control of the Company. However, as stated in other parts of this Information Statement, we are seeking to engage in a “reverse” merger or transaction of similar nature that would be beneficial to us and our stockholders, and such transaction, when consummated, would likely result in a change in control of the Company.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Nevada Law

Pursuant to the Nevada Revised Statutes, amending and restating the Articles of Incorporation are required to be approved by a majority of our stockholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the amendment to and restatement of our Articles of Incorporation.  The Company’s voting securities consist solely of common stock. Each share of common stock is entitled to one vote on any matter requiring stockholder vote. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined to utilize the written consent of the Majority Stockholders. The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

Resolutions to effect the amendment to and restatement of our Articles of Incorporation were approved by our sole director by written consent on September 19, 2017 and by the Majority Stockholders by written consent in lieu of a meeting on September 19, 2017, as permitted by Sections 78.315 and 78.320 of the Nevada Revised Statutes. These actions are also consistent with our existing Articles of Incorporation and Bylaws. The Majority Stockholders in the aggregate owned 52.59% of our outstanding voting securities as of the Record Date. The Majority Stockholders consist of JIANG Leimei, CHEN Liming, LAI Zhiming, ZHONG Ruiming, and FU Xiaobin, who owned 34.71%, 4.51%, 4.51%, 4.51% and 4.34% of our outstanding voting securities as of the Record Date, respectively. No other votes or consents are required or necessary to adopt the amendment to and restatement of our Articles of Incorporation, and none is being solicited hereunder.

Effective Date of Amendment and Restatement

The effective date of the amendment to and restatement of our Articles of Incorporation will be a date that is at least 20 calendar days after the mailing of this Information Statement to our stockholders. The Amended and Restated Articles of Incorporation of the Company will become effective upon its filing with the Secretary of State of the State of Nevada.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK
The sole director and Majority Stockholders have approved an amendment to and restatement of our Articles of Incorporation, attached hereto as Appendix A, to increase the authorized number of shares of our common stock from 200,000,000 to 2,000,000,000 (the “Authorized Capital Increase”). We are seeking potential candidates that would be willing to engage in a “reverse” merger or acquisition transaction with us by which any such candidate could become a publicly-held company. We believe that by increasing the number of our authorized capital stock, we will increase our chances of being able to attract a candidate for a “reverse” merger or acquisition. In addition, in order to be an attractive “reverse” merger or acquisition target, after such “reverse” merger or acquisition transaction, the Company will need to have a sufficient number of authorized but unissued capital stock available for other suitable business purposes. These purposes may include, for example, public or private stock offerings, further merger or acquisition transactions and the issuance of shares and/or options pursuant to any compensation plans that the Company may adopt in the future. The Authorized Capital Increase would result in a capitalization that is believed by our management to be more favorable than our current capitalization for a potential “reverse” merger or acquisition. Therefore, management is undertaking the Authorized Capital Increase as an attempt to attract a candidate for a “reverse” merger or acquisition by making our proportion of outstanding shares to authorized shares more in line with what management deems to be market expectations. Although the Authorized Capital Increase is being taken with a view to attract a candidate for a “reverse” merger or acquisition, we have not entered into any definitive merger or share exchange agreements and are not currently in negotiations to merge or engage in a share exchange with any entity. Once we have entered into such merger or share exchange agreement, depending on the nature and type of the transaction, we may or may not need to solicit or obtain stockholder authorization for the issuance of our newly available authorized but unissued shares of common stock in connection with such transaction.
Our issuance of any additional shares of our common stock made available to us by reason of the Authorized Capital Increase may dilute both the equity interests and any earnings per share of our existing common stockholders. Such dilution may be substantial, depending on the number of shares issued.  The newly available shares of authorized common stock resulting from the Authorized Capital Increase will have voting and other rights identical to those of the existing authorized shares of common stock.

The Authorized Capital Increase may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, and our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, our Board of Directors and the Majority Stockholders have approved the resolutions to effect the Authorized Capital Increase with a view to attract potential candidates for a “reverse” merger or acquisition with the Company, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors have no present intention to use the increased number of authorized common shares resulting from the Authorized Capital Increase for any anti-takeover purpose.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to and restatement of our Articles of Incorporation, which is not shared by all other stockholders.

  WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”), with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information as to the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Copies can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

APPENDIX A

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
TRAQER CORP.

ARTICLE I. NAME OF CORPORATION AND DURATION

The name of the Corporation is Traqer Corp. The Corporation shall have perpetual existence.

ARTICLE II. REGISTERED AGENT FOR SERVICE OF PROCESS

The commercial registered agent for service of process is Vcorp Services, LLC, 701 S. Carson Street, Suite 200, Carson City, NV 89701.

ARTICLE III. CAPITAL STOCK
Section 1. Authorized Shares. The aggregate number of capital stock which the Corporation is authorized to issue is 2,000,000,000 shares, consisting of 2,000,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share.

Section 2. Voting Rights of Stockholders.  Each holder of the common stock shall be entitled to one vote for each share of common stock standing in his, her or its name on the books of the Corporation. The common stock shall not be entitled to cumulative voting rights.

Section 3. Consideration for Shares. Shares of common stock shall be issued for such consideration as shall be fixed from time to time by the board of directors of the Corporation.

ARTICLE IV. BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by a board of directors. The number of directors that constitute the board of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE V. PURPOSE

The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be incorporated and organized under Chapter 78 of the NRS, and to do all other things incidental thereto which are not forbidden by law or by these Amended and Restated Articles of Incorporation.

ARTICLE VI. POWERS
The Corporation has been formed pursuant to Chapter 78 of the NRS. The powers of the Corporation shall be those powers granted under the NRS, including Sections 78.060 and 78.070 thereof.

ARTICLE VII. PLACE OF MEETINGS; CORPORATE BOOKS

Subject to the laws of the state of Nevada, the stockholders and the directors shall have power to hold their meetings and to maintain the books of the Corporation outside the state of Nevada, at such place or places as may from time to time be designated in the Corporation’s Bylaws or by appropriate resolution.

ARTICLE VIII. AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the state of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

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ARTICLE IX.  LIMITED LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Except as otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that, (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Corporation shall provide indemnification to its directors and officers to the maximum extent permitted by law.

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